UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 4, 2018
Date of Report (Date of earliest event reported)
ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On June 4, 2018, Geoffrey R. King tendered his resignation as Vice President and Chief Financial Officer of the Company. Mr. King’s resignation is effective June 26, 2018. There was no disagreement or dispute between Mr. King and the Company which led to his resignation. A news release relating to Mr. King's resignation is attached as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure
Geoffrey R. King, our current Vice President and Chief Financial Officer whose resignation is effective June 26, 2018, will be presenting and speaking with investors at the Stifel Cross Sector Insight Conference in Boston on June 11, 2018.   The presentation Mr. King will be using is attached as Exhibit 99.2.

The information in this Report (including Exhibit 99.2) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
99.1 News Release
99.2 Presentation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ABRAXAS PETROLEUM CORPORATION
By: /s/ G. William Krog, Jr.
G. William Krog, Jr.
Vice President, Chief Accounting Officer

Dated: June 7, 2018

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